UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2005 Stock Incentive Plan

On September 2, 2014, the Board of Directors (the “Board”) of Scott’s Liquid Gold-Inc. (the “Company”) adopted an amendment (the “Plan Amendment”) to the Company’s 2005 Stock Incentive Plan (the “Plan”) to remove the 200,000 share limitation on awards to directors and executive officers of the Company under the Plan previously contained in Section 4.2 of the Plan.

The foregoing description of the terms of the Plan Amendment is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is filed as Exhibit 10.1 herewith and is incorporated by reference herein.

Grant of Stock Options

On September 2, 2014, the Board approved an award of stock options to purchase 250,000 shares of the Company’s common stock to be granted on such date to Barry Levine, the Company’s Chief Operating Officer and Chief Financial Officer, under the Plan as amended by the Plan Amendment. The stock options have an exercise price of $0.864 per share, which is equal to 120% of the closing sales price of the Company’s common stock on the grant date. The stock options have a ten-year term and will vest in equal monthly installments over a period of five years from the grant date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to the Scott’s Liquid Gold-Inc. 2005 Stock Incentive Plan, dated September 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date: September 8, 2014	By:	/s/ Barry J. Levine
Barry J. Levine
Chief Financial Officer, Chief Operating Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the Scott’s Liquid Gold-Inc. 2005 Stock Incentive Plan, dated September 2, 2014.